Sequent I
                        SEVENTH AMENDMENT TO LEASE

   THIS AMENDMENT is made this 30 day of September 1997 by and between the undersigned Landlord and Tenant.

                                 RECITALS

   A. Landlord and Tenant are parties to that certain Lease Agreement dated May 8, 1987 (the "Lease Agreement") and the following documents (the "Amendments") which amend such Lease Agreement (the Lease Agreement and all such Amendments are herein collectively referred to as the "Lease"):

       (a) First Amendment dated December 29, 1987;

       (b) Second Amendment dated July 28, 1988;

       (c) Third Amendment dated July 28, 1989;

       (d) Fourth Amendment dated September 20, 1991;

       (e) Fifth Amendment dated December 2, 1992; and

       (f) Sixth Amendment dated April 5, 1993.

   B. Landlord and Tenant desire to amend the Lease as set forth herein.

   NOW, THEREFORE, for good and valuable consideration, it is agreed as follows:
   1   Lease Revisions

       1.1 Exercise Notice. Section 6.2.1 of the Lease Agreement is hereby deleted and the following is inserted in its place:

            6.2.1 LESSEE must give written notice (herein the "Notice") of the exercise of the Option to Purchase, which Notice shall be delivered to LESSOR no earlier than June 30, 1999 nor later than October 31, 1999, and any attempted exercise of the Option to Purchase at any other time shall be null, void and of no legal effect; and

       1.2 Defined Term Change. All references in Sections 6.3.2 and 6.4.2 of the Lease Agreement to the "Expiration Date of the Initial Term" or the "Expiration Date" are hereby changed to be references to May 1, 2000.

       1.3 Delays in Closing. Section 6.4.2 of the Lease Agreement is hereby deleted and the following is inserted in its place:

            6.4.2  Delays in Closing.  The Closing shall occur on May 1, 2000.

       1.4  Rescission Election.  A rescission election given pursuant to
Section 6.8.1.2 of the Lease Agreement shall not constitute an election to renew the Lease Agreement. Accordingly, item (b) of Section 6.8.1.2 of the Lease Agreement is hereby deleted. However, a rescission election given pursuant to Section 6.8.1.2 of the Lease Agreement shall constitute the election by LESSEE and LESSOR to extend the initial term of the Lease for one additional year from September 30, 2000 to September 30, 2001 on the same terms and conditions, including continued payment of Basic Rent at the rate established for Period 6.

       1.5 Rescission Election -- Costs. Section 6.8.2 of the Lease Agreement (including Sections 6.8.2.1, 6.8.2.2 and 6.8.2.3) is hereby deleted and the following is inserted in its place:

            6.8.2 Costs. LESSEE acknowledges that LESSOR shall incur costs in connection with the exercise of the Option to Purchase. In the event the Option to Purchase is exercised but LESSEE subsequently rescinds such exercise pursuant to this Section 6.8, then LESSEE shall pay to LESSOR, within five (5) days of written request, an amount equal to (a) all such costs incurred by LESSOR, including, but not limited to, appraisal costs, attorney fees, and title report cancellation fees, (b) interest at the rate set forth in Section 4.5 above from the date of payment of each such cost by LESSOR to the date of full reimbursement of the same by LESSEE, and (c) the sum of $500 per day from the date that the Option to Purchase is exercised to the date that the rescission notice is given.

       1.6 Remedies. Section 6.9 of the Lease Agreement is hereby deleted and the following is inserted in its place:

            6.9 Remedies of Lessor. In the event LESSEE exercises the Option to Purchase, and the transaction of purchase and sale of the Property contemplated hereby does not Close when and as provided herein for any reason attributable to LESSEE or any person or entity in a relationship to LESSEE (except in the case of a rescission allowed pursuant to Section 6.8.1 above), then such event shall be treated as the giving by LESSEE of a rescission notice under Section 6.8.1 above effective as of the later of the date specified for Closing pursuant to Section 6.4.2 above or the date that LESSOR gives to LESSEE written notice of LESSEE's failure to Close. LESSOR shall accept the payment of costs under Section 6.8.2 above as liquidated damages and as its sole remedy for such a failure of LESSEE to Close.

   2   Status of Lease.  Except as expressly amended hereby, the Lease remains in full force and effect and is hereby ratified and -affirmed.


       IN WITNESS WHEREOF, this Amendment has been executed as of the date and year indicated above.

                          LANDLORD:     PETULA ASSOCIATES, LTD., an Iowa
                                        corporation, and KOLL WOODSIDE
                                        ASSOCIATES, a California general
                                        partnership, tenants-in-common,
                                        doing business as KC WOODSIDE

                                        PETULA ASSOCIATES, LTD., an Iowa
                                        corporation

                                        By:  /s/Jon Jacobson
                                        Its:  Vice President

                                        By:  /s/Anne Graff Brown
                                        Its:  Counsel


                          TENANT: SEQUENT COMPUTER SYSTEMS, INC., an Oregon corporation

                                        By:  /s/Dale Derby for Bob Witt
                                        Its:  Vice Presidnet of Information
                                              Services